UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 13, 2006
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Director
     On December 13, 2006, the Board of Directors of Quiksilver, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Governance Committee, appointed Heidi Ueberroth to the Board of Directors.
     Heidi J. Ueberroth, age 41, currently works for the National Basketball Association serving as President, Global Marketing Partnerships and International Business Operations. Prior to her promotion to that position in July 2006, Ms. Ueberroth served as Executive Vice President Global Media Properties and Marketing Partnerships for more than six years. Ms. Ueberroth joined the NBA in 1994 and has led the NBA’s global television and media distribution division since 1996. Prior to joining the NBA, she was a Director of Sales and Programming for ESPN and for Ohlmeyer Communications. Ms. Ueberroth is a board member of The Advertising Council and a trustee of The Cancer Research Institute. Ms. Ueberroth graduated from Vanderbilt University with a Bachelor of Arts degree.
     There is no arrangement or understanding pursuant to which Ms. Ueberroth was elected as a director and there are no related party transactions between the Company and Ms. Ueberroth.
     For service as a non-employee director during fiscal 2007, Ms. Ueberroth will receive an annual cash retainer of $50,000, prorated for the portion of the year in which she serves as a director. Under the Company’s 2000 Stock Incentive Plan, each non-employee director historically has been automatically granted an option to purchase 60,000 shares of common stock when he or she first became a member of the Board of Directors. However, the Compensation Committee of the Company’s Board of Director (the “Compensation Committee”) has suspended such automatic grants in connection with a new equity compensation program for non-employee directors currently being considered by the Compensation Committee as more fully discussed under Item 8.01 of this Form 8-K. As a result, Ms. Ueberroth will not receive any stock options upon being appointed to the Board. If nominated for election to the Board at the next annual meeting and elected, Ms. Ueberroth would be entitled to receive the equity compensation for non-employee directors then in effect. See Item 8.01 of this Form 8-K. The Company executes an Indemnity Agreement with each of its directors, the form of which is attached to the Company’s Form 10-K for the fiscal year ended October 31, 1996, as Exhibit 10.5.

Item 8.01 Other Events
     The form and amount of compensation paid to the non-employee directors of the Company is reviewed from time to time by the Compensation Committee. On December 13, 2006, upon the recommendation of the Compensation Committee, the Company’s Board of Directors approved the following revised compensation structure for non-employee directors.
Cash Compensation
     Effective November 1, 2006, non-employee directors of the Company will receive the following cash compensation:
•	$50,000 annual cash retainer

•	$30,000 additional annual cash retainer for the Chair of the Audit Committee

•	$20,000 additional annual cash retainer for the Chair of other Board committees.

•	$15,000 additional cash retainer per committee membership, excluding Chairs.
The annual cash retainers will be payable quarterly. All attendance fees have been eliminated.
Equity Compensation
     Under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”), each non-employee director is automatically granted an option to purchase 60,000 shares of common stock when he or she first becomes a member of the Board of Directors, and such stock options vest over a three year period in equal annual installments. Each non-employee director also receives an annual stock option grant to purchase 20,000 shares, which are immediately vested, upon re-election of the director at each annual meeting of stockholders, provided that such director has been on the Board for a minimum of six months. The shares subject to the 60,000 share option grant vest immediately upon the director’s death or permanent disability or an acquisition of the Company (whether by merger, asset sale or sale of stock by the stockholders). The options are granted at an exercise price equal to the fair market value of the common stock on the date of grant and expire on the earlier of 10 years from the date of grant or 12 months after a director’s termination from the Board.
     Subject to stockholder approval at the Company’s next annual meeting, the current automatic option grant program under the 2000 Plan is expected to be replaced with a new equity compensation program for non-employee directors consisting of both stock options and restricted stock. If the new equity compensation program is approved by the Company’s stockholders, the 60,000 share option grant upon first becoming a non-employee director of the Company will be eliminated and the 20,000 share annual option grant will be reduced to 7,500 shares. In addition, the maximum term of the options will be reduced from ten to seven years. Also, if the new equity compensation program is approved by the Company’s stockholders, on the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee

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Board member after such meeting will also be automatically granted 5,000 restricted shares of common stock. The shares subject to each automatic restricted stock award will vest and all restrictions will lapse upon the individual’s completion of three years of Board service measured from the restricted stock award date.
     The form and manner of implementing the new equity compensation program, if approved by the Company’s stockholders, has not been finalized, but it is anticipated that the Board will propose to the Company’s stockholders that the 2000 Plan be amended and/or a new plan be adopted to implement the program. In light of the intent to propose a new equity compensation program for non-employee directors to the Company’s stockholders, the Compensation Committee has suspended that portion of the existing automatic option grant program under the 2000 Plan which provides for the automatic grant of an option to acquire 60,000 shares of common stock to each non-employee Board member upon first becoming a member of the Board, as well as the automatic annual stock option grant to acquire 20,000 shares upon re-election of the director at each annual stockholders meeting. In the event that the new equity compensation program to be proposed to the Company’s stockholders is not approved by the stockholders, the current automatic option grant program, including the 60,000 share option grant upon first becoming a director and the annual 20,000 share option grant, will remain in place.
Clothing Allowance and Expense Reimbursement
     Non-employee directors will continue to receive an annual allowance of up to $2,000 to purchase apparel and other Company products. Directors will also continue to be reimbursed for travel and other out-of-pocket expenses incurred by them that are incidental to their service as directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2006	Quiksilver, Inc. (Registrant)
	By:	/s/Steven L. Brink
Steven L. Brink
Chief Financial Officer and Treasurer

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